Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 8, 2014, by and between DJ Resources, LLC, a Delaware limited liability company (“Seller”), and Bonanza Creek Energy, Inc., a Delaware corporation (the “Company”). Seller and the Company are individually referred to herein as a “Party” or collectively as the “Parties”.

RECITALS

A.                                    In connection with the Purchase and Sale Agreement by and between the Seller, DJ Resources, Inc., a Delaware corporation, the Company, and Bonanza Creek Energy Operating Company, LLC, a Delaware limited liability company (“Buyer”), dated May 21, 2014 and amended on July 8, 2014 (the “Purchase Agreement”), Buyer and the Company have agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue to Seller shares of the Company’s authorized but unissued Common Stock (the “Shares”).

B.                                    To induce Seller to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, and applicable state securities laws.

NOW, THEREFORE, in consideration of the recitals and the mutual promises, representations, warranties, and covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

Section 1.                                           Definitions.

The capitalized terms set forth below shall have the following meanings for the purposes of this Agreement:

“Affiliate” with respect to any specified person, has the meaning specified in Rule 144.

“Agreement” has the meaning specified in the Preamble hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which national banks are allowed by the Federal Reserve System to be closed.

“Buyer” has the meaning specified in the Recitals hereof.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Company” has the meaning specified in the Preamble hereof.

“Deferral Notice” has the meaning specified in Section 3(d) hereof.

“Deferral Period” has the meaning specified in Section 3(d) hereof.

“Effectiveness Deadline Date” has the meaning specified in Section 2(a) hereof.

“Effectiveness Period” means the period commencing on the date the Registration Statement becomes effective and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Filing Deadline Date” has the meaning specified in Section 2(a) hereof.

“Holder” means Seller, any transferee or assignee thereof to whom Seller assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 8(a) and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 8(a).

“Initial Resale Registration Statement” has the meaning specified in Section 2(a) hereof.

“JAG” has the meaning specified in Section 8(f)(i) hereof.

“Material Event” has the meaning specified in Section 3(d) hereof.

“Party” has the meaning specified in the Preamble hereof.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Registrable Securities” means the Shares issued to Seller under the Purchase Agreement and any security issued with respect thereto upon any stock dividend, split, merger or similar event until, in the case of any such security, the earlier of (i) the sale of such security pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement registering such security for resale, or (ii) the first date on which the Registrable Securities may be sold pursuant to Rule 144 without being subject to the volume restrictions set forth in Rule 144(e).

“Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

“Resale Registration Statement” means the Initial Resale Registration Statement and any Subsequent Resale Registration Statements.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 145” means Rule 145 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission and any successor agency.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Seller” has the meaning specified in the Preamble hereof.

“Shares” has the meaning set forth in the Recitals.

“Subsequent Resale Registration Statement” has the meaning specified in Section 2(b) hereof.

“Trading Market” shall mean the principal national securities exchange on which the Common Stock is listed.

“VWAP”  shall mean, as of a specified date and in respect of the Common Stock, the volume weighted average price for such security on the Trading Market with respect to the Common Stock for the thirty (30) days immediately preceding, but excluding, such date.

Section 2.                                           Resale Registration.

(a)                                 The Company shall prepare and file or cause to be prepared and filed with the SEC no later than thirty (30) days following the Closing Date (as defined in the Purchase Agreement) (the “Filing Deadline Date”) a Registration Statement (the “Initial Resale Registration Statement”) registering the resale from time to time by Seller of all of the Registrable Securities. The Initial Resale Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Seller in accordance with the methods of distribution set forth in the Initial Resale Registration Statement. The Company shall use its commercially reasonable efforts to promptly respond to comments from the SEC regarding the Initial Resale Registration Statement, to cause the Initial Resale Registration Statement to be declared effective under the Securities Act no later than one hundred twenty (120) days following the Closing Date (as defined in the Purchase Agreement) (the “Effectiveness Deadline Date”), and to keep the Initial Resale Registration Statement (or any Subsequent Resale Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period.

(b)                                 If the Initial Resale Registration Statement or any Subsequent Resale Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Resale Registration Statement in a manner reasonably expected by the Company to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Resale Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a “Subsequent Resale Registration Statement”). If a Subsequent Resale Registration Statement is filed, the Company shall use commercially reasonable efforts to cause the Subsequent Resale Registration Statement to become effective as promptly as is reasonably practicable after such filing or, if filed during a Deferral Period, after the expiration of such Deferral Period, and to keep such Registration Statement (or Subsequent Resale Registration Statement) continuously effective until the end of the Effectiveness Period.

(c)                                  The Company shall supplement and amend the Initial Resale Registration Statement or any Subsequent Resale Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Resale Registration Statement, if required by the Securities Act.

Section 3.                                           Registration Process.

In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

(a)                                 Prepare and file with the SEC such amendments and post-effective amendments to each Resale Registration Statement as may be necessary to keep such Resale Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use commercially reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Resale Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Resale Registration Statement as so amended or such Prospectus as so supplemented.

(b)                                 Submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Resale Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Resale Registration Statement, as the case may be, a request for acceleration of effectiveness of such Resale Registration Statement to a time and date not later than 48 hours after the submission of such request.

(c)                                  Use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Resale Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment or, if any such order or suspension is made effective during any Deferral Period, at the earliest possible moment after the expiration of such Deferral Period.

(d)                                 Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Resale Registration Statement or the initiation of proceedings with respect to the Resale Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which any Resale Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (including, in any such case, as a result of the non-availability of financial statements), or (C) the occurrence or existence of any development, event, fact, situation or circumstance relating to the Company that, in the discretion of the Company, makes it appropriate to suspend the availability of the Resale Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as is reasonably practicable prepare and file a post-effective amendment to such Resale Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Resale Registration Statement and Prospectus so that such Resale Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Resale Registration Statement, subject to the next sentence, use commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) give notice (via facsimile, telephone or electronic mail followed by a written notice by internationally recognized overnight courier) to the Holders that the availability of the Resale Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each Holder agrees not to sell any Registrable Securities pursuant to the Resale Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is reasonably practicable, (y) in the case of clause (B) above, as soon as, in the sole reasonable judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (C) above, as soon as, in the reasonable discretion of the Company, such suspension is no longer appropriate. The period during which the availability of the Resale Registration Statement and any Prospectus is suspended (the “Deferral Period”) is not to exceed (i) 20 consecutive days at any one time; (ii) 30 days in the aggregate in any three-month period; or (iii) 60 days in the aggregate during any 12-month period, or as otherwise required by applicable regulatory authority; provided that, the number of days the Company is required to keep the Resale Registration Statement effective shall be extended by the number of days equal to the aggregate Deferral Period(s). The first day of any Deferral Period must be at least two (2) trading days after the last day of any prior Deferral Period.

(e)                                  During the Effectiveness Period (except during such periods that a Deferral Notice is outstanding and has not been revoked), deliver to each Holder in connection with any sale of Registrable Securities pursuant to a Resale Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities and any amendment or supplement thereto as such Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

(f)                                   Subject to Section 3(d), prior to any public offering of the Registrable Securities pursuant to the Resale Registration Statement, use commercially reasonable efforts to register or qualify or cooperate with the Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, it being agreed that no such registration or qualification will be made unless so requested; prior to any public offering of the Registrable Securities pursuant to the Resale Registration Statement, use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Resale Registration Statement and the related Prospectus; provided, that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not otherwise qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

Section 4.                                           Holder’s Obligations.

Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with such information and affidavits as the Company reasonably requests for use in connection in any such Registrations Statement or Prospectus.  Each Holder agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading, any other information regarding such Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments and any information otherwise required by the Company to comply with applicable law or regulations. Each Holder further agrees, following termination of the Effectiveness Period, to notify the Company, within ten (10) Business Days of a request, of the amount of Registrable Securities sold pursuant to the Registration Statement and, in the absence of a response, the Company may assume that all of the Holder’s Registrable Securities were so sold.

Section 5.                                           Registration Expenses.

The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the New York Stock Exchange (or such U.S. national securities exchange on which the Common Stock is then listed) and (y) of compliance with U.S. federal and state securities or Blue Sky laws to the extent such filings or compliance are required pursuant to this Agreement (including, without limitation, reasonable fees and disbursements of Company counsel in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate)), (ii) printing expenses, (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, and (iv) fees and disbursements of counsel for the Company in connection with any Registration Statement; provided, however, that the Company shall not be responsible for any brokers’ or underwriters’ fees, expenses, commissions, or discounts in connection with the sale of Registrable Securities or the fees and expenses of legal counsel for the Holders.

Section 6.                                           Information Requirements.

The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of Rule 144 under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with the filing requirements of Rule 144.

Section 7.                                           Indemnification and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless each Holder of Registrable Securities covered by a Registration Statement, the directors, officers, employees, Affiliates and agents of each such Holder and each person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein. This indemnity shall be in addition to any liability that the Company may otherwise have.

(b)                                 Each Holder of securities covered by a Registration Statement severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or otherwise materially prejudices the indemnifying party; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including one local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (such consent not to be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)                                 If the indemnification to which an indemnified party is entitled under this Section 7 is for any reason unavailable to or insufficient although applicable in accordance with its terms to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Company on the one hand and the Holders of the Registrable Securities on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder of the Registrable Securities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 7(d) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Holder of any Registrable Securities shall be required to indemnify or contribute any amount in excess of the amount by which the proceeds received from the sale of the Registrable Securities by such Holder of Registrable Securities exceeds the amount of any damages that such Holder of Registrable Securities has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7(d), each person, if any, who controls Seller or any Holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Seller or such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

(e)                                  The provisions of this Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in this Section 7, and shall survive the sale by a Holder of Registrable Securities covered by the Registration Statement.

Section 8.                                           Miscellaneous

(a)                                 Successors and Assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective permitted successors and assigns.  If any permitted transferee of any Holder shall acquire Registrable Securities, such Registrable Securities shall be subject to all of the terms of this Agreement and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.  Nothing in this Agreement is intended to confer upon any party other than the Parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)                                 Notices. All notices and communications required or permitted under this Agreement shall be in writing and addressed as set forth below and shall be delivered personally, or sent by bonded overnight courier or mailed by United States Express Mail or by certified or registered United States Mail with all postage fully prepaid or sent by facsimile transmission (provided any such facsimile transmission is confirmed either orally or by written confirmation by the receiving Party) or sent by electronic mail (provided any such electronic mail is confirmed by written confirmation by the receiving Party), addressed to Seller or the Company, as appropriate, at the address for such Person shown below or at such other address as Seller or the Company shall have theretofore designated by written notice delivered to the other Party pursuant hereto.  All notices shall be addressed as follows:

If to Seller:

DJ Resources, LLC

1600 Broadway, Suite 1960

Denver, Colorado 80202

Attention: Dominic J. Bazile II

Phone: (303) 595-7433

Fax: (303) 595-7431

E-mail: dbazile@djrllc.com

With a copy to:

Vinson & Elkins LLP
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention: Gillian A. Hobson
Phone: (713) 758-3747
Fax: (713) 615-5794
E-mail:  ghobson@velaw.com

If to the Company:

Bonanza Creek Energy, Inc.

410 17th Street, Suite 1400

Denver, Colorado 80202

Attn:  William J. Cassidy

Telephone:  (720) 225-6631

Fax: (720) 305-0804

Email:  BCassidy@bonanzacrk.com

With copy to:

Bonanza Creek Energy, Inc.

410 17th Street, Suite 1400

Denver, Colorado 80202

Attn:  Christopher Humber

Telephone:  (720) 440-6120

Fax: (720) 305-0804

Email:  CHumber@bonanzacrk.com

Any notice given in accordance with this Section 8(b), shall be deemed to have been given only when delivered to the addressee in person, or by courier, or transmitted by facsimile or electronic transmission, in each case, during normal business hours on a business day (or if delivered or transmitted after normal business hours on a business day or on a day other than a business day, then on the next business day), or upon actual receipt by the addressee during normal business hours on a business day after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be (or if delivered after normal business hours on a business day or on a day other than a business day, then on the next business day). Seller or the Company may change the address and facsimile numbers to which such communications are to be addressed by giving written notice to the other in the manner provided in this Section 8(b).

(c)                                  Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(c), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(d)                                 Severability.  Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

(e)                                  Governing Law.  This Agreement and any arbitration or dispute resolution conducted pursuant hereto shall be construed in accordance with and governed by the laws of the State of Delaware.  Solely in the event a Party seeks to enforce an arbitration award made under Sections 8(f), each of the Parties hereby submits to the exclusive jurisdiction of any United States federal or Colorado state court sitting in Denver, Colorado.  Each of the Parties irrevocably waives, to the fullest extent not prohibited by law, any objection that any of them may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(f)                                   Binding Arbitration.  All disputes between the Parties relating to this Agreement shall be submitted to binding arbitration, to be conducted in accordance with the following provisions:

(i)                                     Within ten (10) days after written demand by any Party for arbitration, the Parties shall select by mutual agreement a single, independent arbitrator from a list of arbitrators provided by the Denver, Colorado office of the Judicial Arbiter Group (“JAG”), provided however that the arbitrator shall not have performed professional services for any Party or any of their respective Affiliates during the previous five (5) years.  If the Parties cannot agree on the selection of an arbitrator, then an arbitrator shall be selected by JAG.

(ii)                                  The arbitration shall be governed by Delaware law but the specific procedure to be followed shall be determined by the arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Agreement.  It is the intent of the Parties that the arbitration be conducted as efficiently and inexpensively as possible, with only limited discovery as determined by the arbitrator without regard to the discovery permitted under the Delaware or Federal Rules of Civil Procedure.

(iii)                               The arbitration proceeding shall be held in Denver, Colorado and a hearing shall be held no later than sixty (60) days after submission of the matter to arbitration, and a written decision shall be rendered by the arbitrator within thirty (30) days of the hearing

(iv)                              At the hearing, the Parties shall present such evidence and witnesses as they may choose, with or without counsel.  Adherence to formal rules of evidence shall not be required but the arbitrator shall consider any evidence and testimony that he or she determines to be relevant, in accordance with procedures that it determines to be appropriate.

(v)                                 Any award entered in the arbitration shall be made by a written opinion stating the reasons and basis for the award made, and may include an award of reasonable attorneys’ fees, expert witness fees and other costs, if the arbitrator so determines.

(vi)                              The costs incurred in employing the arbitrator, including the arbitrator’s retention of any independent qualified experts, shall be borne 50% by Seller and 50% by the Company.

(vii)                           The arbitrator’s award may be filed in any court of competent jurisdiction and may be enforced by any Party as a final judgment of such court.

(g)                                  Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(h)                                 Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile or similar means of electronic communication), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i)                                     Specific Performance.  Seller and the Company each agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each Party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.  Each Party hereto expressly waives any requirement that any other Party hereto obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of the Agreement.

(j)                                    Expenses.  Except as otherwise set forth in this Agreement, costs and expenses incurred by the Parties in connection with the performance of its obligations under this Agreement shall be paid by the Party incurring such expenses.

(k)                                 Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than Seller or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l)                                     Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the expiration of the Effectiveness Period.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

SELLER:

DJ RESOURCES, LLC

By:	/s/ David H. Lehman
Name:	David H. Lehman
Title:	President and Chief Executive Officer

Signature Page to Registration Rights Agreement

COMPANY:

BONANZA CREEK ENERGY, INC.

By:	/s/ Christopher I. Humber
Name:	Christopher I. Humber
Title:	Senior Vice President, General Counsel and Secretary

Signature Page to Registration Rights Agreement